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*** NOTE: Due to the restrictions of the electronic EDGAR filing,
*** the following Exhibit A varies from the original hardcopy thusly:
*** DELETIONS are surrounded by the set of characters: "< >"
*** ADDITIONS are surrounded by the set of characters: "{ }"
*** In the original hardcopy, these changes were reflected by overstruck *** and double-underscored enhancements, respectively.
*******
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                                                              Exhibit A

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       of

                        CONNECTICUT WATER SERVICE, INC.



     FIRST:    <That the> {The} name of the corporation is CONNECTICUT
WATER SERVICE, INC. {(the "Company").}

     SECOND:   <Said corporation> {The Company} is to be located in the
Town of Clinton, County of Middlesex and State of Connecticut.

     THIRD:    Except as specifically limited by the provisions of
Paragraph F of this Article <THIRD> {Third}, the nature of the business to be transacted and the purposes to be promoted or carried out by <said corporation> {the Company} are as follows:

     A. To purchase, subscribe for, or otherwise acquire and own, hold, use, sell, assign, transfer, mortgage, pledge, exchange, or otherwise dispose of shares of stock, bonds, debentures, notes, evidences of indebtedness, and other securities, contracts, or obligations of any public service company or public utility company or of any corporation or corporations, person or persons, trust or trusts, or partnership or partnerships, and to pay therefor in whole or in part in cash or by exchanging therefor stocks, bonds, or other evidences of indebtedness or securities of this or any other corporation, and while the owner or holder of any such stocks, bonds, debentures, notes, evidences of indebtedness or other securities, contracts, or obligations, to receive, collect, and dispose of the interest, dividends and income arising therefrom, and to possess and exercise in respect thereof, all the rights, powers and privileges of ownership, including all voting powers on any stocks so owned.

     B. To aid{,} either by loans or by guaranty of securities or in any other manner, any corporation, person, trust or partnership, any shares of stock, or any bonds, debentures, evidences of indebtedness or other securities whereof are held by <this corporation> {the Company} or in which
<this corporation> {the Company} shall have any interest, and to do any acts designed to protect, preserve, improve, or enhance the value of any property at any time held or controlled by <this corporation> {the Company} or in which it at that time may be interested.

     C. To purchase, lease, option, hold, improve, deal in, mortgage and sell real estate and interests in real estate and personal property; to develop and operate watersheds, reservoirs, wells, water pipelines and water properties in any manner not inconsistent with law.

     D. To enter into, make and perform any contracts suitable or convenient to the business of <this corporation> {the Company} with any person, firm, association, corporation, municipality or body politic; to borrow or raise moneys without limit as to amount; to draw, make, accept, endorse, execute, pledge, issue, sell or otherwise dispose of promissory notes, drafts, warrants, bonds, debentures and other instruments, whether negotiable or nonnegotiable, transferable or nontransferable, and evidences of indebtedness whether secured by mortgage or otherwise{,} as well as to secure the same, and all obligations arising therefrom, by mortgage or otherwise, either alone or jointly with any other person or corporation, of the whole or any part of the property of the corporations presently owned or to be acquired; to confer upon the holders of any of these obligations such powers, rights, and privileges as from time to time may be deemed advisable by the Board of Directors, except as may be specifically prohibited by law; to loan money with or without collateral or other security.

     E. To do any or all of the things herein set forth to the same extent as natural persons might or could do, as principals, agents, contractors or otherwise, and either alone or in company with others.

     <F.   Notwithstanding any contrary provisions of law or of this Article
<THIRD, said corporation> {Third, the Company} and any and all subsidiaries are hereby expressly prohibited from engaging in any business or activity which is not then subject to regulation by the Connecticut Public Utilities Commission (or any regulatory body which may succeed to the jurisdiction of said Commission) unless said Commission shall approve such business or activity or unless said Commission shall have waived the requirements of, or shall have approved an amendment to<,> or deletion of the provisions of this Paragraph F.>


     FOURTH:   <That the> {The} amount of the capital stock of <said
corporation> {the Company} hereby authorized is (a) $300,000, divided into 15,000 shares of Cumulative Preferred Stock of the par value of $20 each,
(b) $800,000, divided into 50,000 shares of Cumulative Preferred Stock of the par value of $16 each, (c) $10,000,000, divided into 400,000 shares of Cumulative Preferred Stock of the par value of $25 each, (d) 7,500,000 shares of Common Stock without par value, and (e) 1,000,000 shares of Preference Stock, $1 par value.

     A. The voting powers, restrictions and qualifications of the Common Stock shall be as follows:

          1. The holders of the Common Stock shall each be entitled to three {(3)} votes per share.

          2. No holder of Common Stock shall be entitled as such as a matter of right to subscribe for or purchase any part of any stock of any class of the Company or securities convertible into such stock now or hereafter authorized or issued.

     <B.> B.   The general preferences, voting powers, restrictions and
qualifications of the Cumulative Preferred Stock of the par value of $20 per share <and>{,} of the Cumulative Preferred Stock of the par value of $16 per share{,} and of the Cumulative Preferred Stock of the par value of $25 per share and applicable to all such classes of Cumulative Preferred Stock (hereinafter called the "Preferred Stock") shall be as follows:

          1. GENERAL. The Board of Directors is authorized from time to time to establish the series and to fix and determine the variations among series of any class of Preferred Stock; to fix and determine the dividend rate, the redemption prices, the amounts to be paid upon liquidation and any other terms, limitations, rights and preferences of any series of any class of Preferred Stock to the extent not fixed and determined by <the> {this Amended and Restated} Certificate of Incorporation; and from time to time to issue any shares of Preferred Stock in one or more series, in such amounts, on such terms and conditions and for such consideration as may be determined by the Board of Directors and without first offering said shares to the stockholders and without giving the stockholders the right to subscribe thereto.

          2. DIVIDENDS. The holders of any series of Preferred Stock of any class shall receive, when declared by the Board of Directors, preferential quarterly dividends at such rate and payable on such dividend payment dates in each year as said Board may determine at the time of its vote to issue said series, such dividends to be payable to Preferred Stockholders of record on such dates as may be fixed by said Board, but not more than <45> {forty-five (45)} days before each dividend date.

     Dividends on each share of the Preferred Stock shall be cumulative from the date of issue thereof or from such date as the Board of Directors may determine at the time of its vote to issue such share.

     Unless full cumulative dividends to the last preceding dividend date shall have been paid or set apart for payment on all outstanding shares of Preferred Stock{,} no dividend shall be paid on any junior stock. The term "junior stock" as used herein means stock of the Company subordinate to the Preferred Stock in respect of dividends or payment in case of liquidation.

          3. REDEMPTION OR PURCHASE OF PREFERRED STOCK. All or any part of any series of the Preferred Stock at any time outstanding may be called by vote of the Board of Directors for redemption at any time and in the manner hereinbelow provided. If less than all of any series of any class of Preferred Stock is so called, the Company shall determine by lot the shares of such series of Preferred Stock to be called. The redemption prices with respect to any series of any class of Preferred Stock shall be determined by the Board of Directors at the time of its vote to issue said series.

     No call of less than all of the Preferred Stock of any class outstanding shall be made without setting aside an amount equal to the dividends accumulated to the redemption date fixed in such call on all of the Preferred Stock of such class then outstanding and not called.

     All or any part of any series of any class of Preferred Stock may be called for redemption without calling any part or all of any other series or class of Preferred Stock.

     The sums payable in respect of any Preferred Stock so called shall be payable at the office of the Company or an incorporated bank or trust
company in good standing designated by the Company.   Notice of such call,
stating the redemption date and the place where the stock so called is payable, shall be mailed not less than <30> {thirty (30)} days before the redemption date to each holder of stock so called at his address as it appears upon the books of the Company.

     If the Company shall, before the redemption date, deposit with such bank or trust company all sums payable with respect to the Preferred Stock so called, then, after such mailing and deposit, the holders of the Preferred Stock so called for redemption shall cease to have any right to future dividends or other rights or privileges as stockholders in respect of such stock and shall be entitled only to the payment on the redemption date of the sums so deposited with such bank or trust company for their respective accounts. Stock so redeemed may be reissued but only subject to the limitations imposed by this Article {Fourth} upon the issue of Preferred Stock.

     At any time when there is no default in the payment of any dividend on the Preferred Stock and there is no event of default with respect thereto, the Company may purchase all or any of the then outstanding shares of the Preferred Stock of any series of any class upon the best terms reasonably obtainable, but not exceeding the then current redemption price of such shares.

          4. AMOUNTS PAYABLE ON LIQUIDATION. The provisions relating to the amount payable to the holder of shares of any series of any class of Preferred Stock upon liquidation, dissolution or winding{-}up of the Company shall be determined by the Board of Directors at the time of its vote to issue said series. If the net assets of the Company shall be insufficient to pay said amounts in full, then the entire net assets of the Company shall be distributed among the holders of the shares of all classes of Preferred Stock, who shall receive amounts proportionate to the respective involuntary liquidation values of such shares.

          5. VOTING RIGHTS. Except as otherwise provided by this Article {Fourth} or as provided by law, the holders of the Preferred Stock shall have no voting power or right to notice of any meeting.

     Whenever dividends on any share of the Preferred Stock of any class shall be in arrears in an amount equal to or exceeding six (6) quarterly dividends thereon, or whenever the Company shall fail to set aside moneys for any sinking fund provided for any series of Preferred Stock, or whenever there shall have occurred some default in the observance of any of the Preferred Stock provisions or some default on which action has been taken to declare due prior to their stated maturity any debentures or bonds on the Company by their holders or the trustee of any mortgage or trust indenture of the Company, or whenever the Company shall have been declared bankrupt or a receiver of its property shall have been appointed (any of said conditions being herein called an "event of default"), then the holders of the Preferred Stock shall be given notice of all stockholders' meetings and shall have the right, voting as one class, to elect the smallest number of <Directors> {directors} necessary to constitute a majority of the Board of Directors of the Company. When all such arrears of dividends shall have been paid and the current quarterly dividend thereon for the current quarterly dividend period shall have been declared and set apart for payment, or when the Company shall have made up the deficiency in any such sinking fund or any other event of default shall have terminated, such right and power of the holders of the Preferred Stock shall cease, subject to being again revived on any subsequent default in the payment of dividends or application of moneys to any such sinking fund or occurrence of any event of default.

     When the holders of the Preferred Stock shall have acquired such right to elect a majority of the Board of Directors, or such right shall cease, the Company shall, <with> {within} seven (7) days from the delivery to the Company of a written request therefor by (a) the holders of ten percent (10%) or more of the then outstanding Preferred Stock in the event the holders of Preferred Stock shall have acquired the right to elect a majority of the Board of Directors, or (b) any stockholder in the event such right shall have ceased, cause a special meeting of the stockholders to be held within thirty (30) days from the delivery of such request for the purpose of electing a new Board of Directors. Forthwith, upon the election and qualification of the new Board of Directors, the terms of office of the existing <Directors> {directors} shall terminate.

          6. ACTION REQUIRING CONSENT OF PREFERRED STOCKHOLDERS. So long as any shares of any class of Preferred stock are outstanding, and unless a greater vote or consent shall then be required by law, the <company> {Company} shall not, without the affirmative vote of at least two-thirds of the then outstanding shares of each class of Preferred Stock, each class voting separately, given at a meeting the notice of which shall be mailed to all holders of Preferred Stock and shall state the general character of the matters to be submitted thereat:

               (a) increase the authorized amounts of any class of Preferred Stock or authorize or create, or increase the authorized amount of, any additional class of stock ranking prior to any class of Preferred Stock as to payment of dividends or payment in case of liquidation, dissolution or winding-up of the Company, or authorize or create, or increase the authorized amount of, any class of stock or obligations convertible to or evidencing the right to purchase any class of stock ranking prior to any class of Preferred Stock as to payment of dividends or payment in case of liquidation, dissolution or winding-up of the Company; or

               (b) make any changes in the preferences, voting powers, restrictions and qualifications relating to any class of Preferred Stock, or change the par value thereof, except that no reduction of the dividend rate, redemption prices or amount to be paid in case of liquidation, dissolution or winding-up of the Company in respect to any share of Preferred stock may be made without the consent of the holder thereof.

          7. NO PREEMPTIVE RIGHT. No holder of Preferred Stock shall have any right, whether preferential, preemptive or otherwise, to subscribe for any issue of stock of any class of the Company, whether or not now authorized, or for any issue of bonds, notes, obligations or other securities which the Company may at any time issue and whether or not the same be convertible into stock of the Company of any class.

          8. NONCONVERTIBILITY OF PREFERRED STOCK. The Preferred Stock is not convertible into shares of any other class of stock of the Company.

     C.   VOTING RIGHTS OF $20 PAR PREFERRED.  The holders of the
Cumulative Preferred Stock of the par value of $20 per share, in addition to the voting rights otherwise provided in this Article {Fourth} and as provided by law, shall each be entitled to one {(1)} vote per share, voting with holders of the Common Stock.

     D.   TERMS OF CUMULATIVE PREFERRED STOCK - SERIES A

     Pursuant to the general preferences, voting powers, restrictions and qualifications of the cumulative preferred stock of the Company authorized by the stockholders at their annual meeting held on April 17, 1957, a series of such preferred stock {shall} be designated "Cumulative Preferred Stock - Series A" and <that> in addition to said general preferences,
<etc.> {voting powers, restrictions and qualifications}, the dividend rate, the redemption prices, and the amounts payable on liquidation shall be as follows:

          <(a) DIVIDENDS> {1. Dividends} on said Cumulative Preferred Stock
- Series A shall be at the rate of $.80 per share per annum, and no more, and shall be cumulative from July 15, 1957. Said dividends, when declared, shall be payable on the <15th> {fifteenth (15th)} days of January, April, July and October in each year.

          <(b) REDEMPTION PRICES> {2. Redemption prices} of said Cumulative
Preferred Stock - Series A shall be $22.50 per share if redeemed on or before July 15, 1967 and $21.00 per <shall> {share} if redeemed after July 15, 1967, plus in all cases that portion of the quarterly dividend accrued thereon to the redemption date and all unpaid dividends thereon, if any.

          <(c) AMOUNT PAYABLE ON LIQUIDATION> {3. Amount payable on
liquidation} to each holder of said Cumulative Preferred Stock - Series A upon any voluntary liquidation, dissolution or winding{-}up of the Company shall be the then current redemption price thereof, and, if such action is involuntary, $20.00 per share; plus in each case, all dividends accrued and unpaid to the date of such payment.

     E.   TERMS OF CUMULATIVE PREFERRED STOCK - $.90 SERIES

     Pursuant to the general <preference> {preferences}, voting powers, restrictions and qualifications of the Company's <Cumulative Preferred> {cumulative preferred} stock of the par value of $16 per share as set forth in the Company's {Amended and Restated} Certificate of Incorporation as amended by Amendment Resolution adopted by the stockholders and the Board of Directors at their special meetings held August 15, 1962, a series of such Preferred Stock of the par value of $16 per share shall be designated "Cumulative Preferred Stock - $.90 Series" and, in addition to said general preferences, voting powers, restrictions and qualifications <set forth in said Certificate of Incorporation as previously amended>, the dividend rate, the redemption prices and the amount payable on liquidation of said series of Preferred Stock shall be as follows:

          <(a) DIVIDENDS> {1. Dividends} on said {Cumulative Preferred
Stock -} $.90 Series <Preferred stock> shall be at the rate of $.90 per share per annum and no more and shall be cumulative from the date of its original issue. Said dividends, when declared, shall be payable on the first {(1st)} days of February, May, August and November in each year.

          <(b) REDEMPTION PRICES> {2. Redemption Prices} of said <$.90
Series> {Cumulative} Preferred Stock {- $.90 Series} shall be $17.00 per share if redeemed on or before July 31, 1966 and $16.00 per share if redeemed after July 31, 1966, plus in all cases that portion of the quarterly dividend accrued thereon to the redemption date and all unpaid dividends thereon, if any.

          <(c) AMOUNTS PAYABLE ON LIQUIDATION> {3. Amounts payable on liquidation} to each holder of said <$.90 Series> {Cumulative} Preferred Stock {- $.90 Series} upon any voluntary liquidation, dissolution or winding-up of the Company shall be the then current redemption price thereof, and, if such action is involuntary, shall be $16.00 per share, plus in each case all dividends accrued and unpaid to the date of such payment.

     F. TERMS OF PREFERENCE<,> STOCK. The Preference Stock shall rank after, and be junior to, the Preferred Stock with respect to payment of dividends, the amount payable upon shares in event of involuntary liquidation and the amount payable upon shares in event of voluntary liquidation. To the extent this {Amended and} Restated Certificate of Incorporation has not fixed or determined the terms, limitations and relative rights and <preference> {preferences} of the Preference Stock, including without limitation, the voting rights thereof (including a determination of the number of votes per share of such Preference Stock), or has not established series and fixed and determined the variations as among series, the Board of Directors shall have the authority to do so from time to time. No holder of Preference Stock shall be entitled as such as a matter of right to subscribe for or purchase any part of any stock of any class of the Company or securities convertible into such stock now or hereafter authorized, except as may otherwise be specifically provided in the resolution or resolutions adopted by the Board of Directors at the time shares of Preference Stock are first issued.

     FIFTH:    (a)(i) The Board of Directors shall consist of not less than nine or more than fifteen persons (exclusive of directors, if any, elected by the holders of one or more series of Preference Stock, which may at any time be outstanding, voting separately as a class or series pursuant to the provisions of this Amended and Restated Certificate of Incorporation applicable thereto), the exact number to be fixed from time to time within the foregoing limits exclusively by the Board of Directors pursuant to a resolution adopted by the Board of Directors. The number of positions on the Board of Directors, as fixed in accordance with the foregoing, is referred to herein as the "number of directorships."

     The directors (exclusive of directors, if any, elected by the holders of one or more series of Preference Stock voting separately as a class or series) shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1989, another class to hold office initially for a term expiring at the annual meeting of stockholders, to be held in 1990, and another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1991, with the members of each class to hold office until their successors are elected and qualified. At each annual meeting of the stockholders of the Company, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The election of directors need not be by written ballot.

          (ii) Subject to the rights of holders of any one or more series of Preference Stock then outstanding with respect to directors elected by the holders of such Preference Stock, advance notice of nominations for the election of directors and advance notice of business or proposals to be brought before stockholder meetings by a stockholder, other than nominations or proposals brought by or at the direction of the Board of Directors, shall be given in the manner provided in the Bylaws.

          (iii) Except as otherwise provided pursuant to the provisions of
<Article Fourth,> Section 5 {of Paragraph B of Article Fourth} of this
Amended and Restated Certificate of Incorporation and subject to the rights, if any, of holders of any one or more series of Preference Stock then outstanding with respect to directors elected by the holders of such Preference Stock, newly created directorships resulting from any increase in the number of directorships shall be filled by the concurring vote of the directors holding a majority of the directorships, which number of directorships shall be the number prior to the vote of the increase. Vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by the concurring vote of the remaining directors then in office, though less than a quorum of the Board of Directors. Any director elected in accordance with the two preceding sentences shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been
elected and qualified.   No decrease in the number of directorships
constituting the entire Board of Directors shall shorten the term of any incumbent director.

          (iv) Any director of the Company may resign at any time <either by oral tender of resignation at any meeting of the Board of Directors or> by giving written notice thereof to the Company. Such resignation shall take effect at the time specified therefor, and unless otherwise specified with respect thereto, the acceptance of such resignation shall not be necessary to make it effective. Except as otherwise provided pursuant to the provisions of <Article Fourth,> Section 5 {of Paragraph B of Article Fourth} of this Amended and Restated Certificate of Incorporation and subject to the rights of holders of any one or more series of Preference Stock then outstanding with respect to directors elected by the holders of such Preference Stock, any director may be removed from office at any time, but only for cause as defined below and only by the affirmative vote of the holders of at least a majority of the combined voting power of all of the then-outstanding shares of all classes and series of the <Company's> {Company's} capital stock entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class, it being understood that for all purposes of this Article Fifth,{ }each share of the Voting Stock shall have the number of votes granted to it pursuant to Article Fourth of this Amended and Restated Certificate of Incorporation. For purposes of this Article Fifth, the term cause is defined as conviction of a felony or gross negligence or willful misconduct in the performance of a duty to the Company, as determined by the Board of Directors.

          (v) Notwithstanding the foregoing, whenever the holders of any one or more series of Preference Stock shall have the right, voting separately as a class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation and the<.> resolution or resolutions applicable thereto adopted by the Board of Directors pursuant to Article Fourth hereof. Directors so elected shall not be divided into classes unless expressly provided by such terms, and, during the prescribed terms of office of such directors, the Board of Directors shall consist of such directors in addition to the number of directors determined as provided in Section (a)(i) of this Article Fifth.

     (b) The Board of Directors and the stockholders shall have the power to make, alter, amend and repeal the Bylaws of the Company as provided in the Bylaws; provided, however, that, notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or the Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, the Bylaws or this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least 80 percent of the combined voting power of all the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal any provision of the Bylaws which is to the same effect as or which is referred to in any provision of this Article Fifth.

     (c)  Except as otherwise provided pursuant to the provisions of
<Article Fourth,> Section 5 {of Paragraph B of Article Fourth} of this
Amended and Restated Certificate of Incorporation, special meetings of stockholders of the Company may be called only by the Board of Directors pursuant to a resolution adopted by the concurrent vote of the directors holding a majority of the total number of directorships. The general purpose or purposes for which a special meeting is called shall be stated in the notice thereof, and no other business shall be transacted at such meeting.

     (d) The Board of Directors of the Company, when evaluating any offer of another party (1) to make a tender or exchange offer for any equity security of the Company, (2) to merge or consolidate the Company with or into another corporation, or (3) to purchase or otherwise acquire all or a substantial part of the properties and assets of the Company or any of its subsidiaries, may, in connection with the exercise of its judgment in determining what it reasonably believes is in the best interests of the Company as a whole, give consideration to all such factors as the Board of Directors determines to be relevant, including, without limitation:

          (i) interests of the <Company's> {Company's} stockholders, long-term as well as short-term, including the possibility that those interests may be best served by the continued independence of the Company;

          (ii) the interests of the customers of The Connecticut Water
Company;

          (iii) whether the proposed transaction might violate federal or state law;

          (iv) the form and amount of consideration being offered in the proposed transaction not only in relation to the then-current market price for the outstanding capital stock of the Company, but also in relation to the market price for the capital stock of the Company over a period of years, the estimated price that might be achieved in a negotiated sale of the Company or The Connecticut Water Company as a whole or in part to either public or private entities or through orderly liquidation, the estimated further value of the Company, the premiums over market price paid for the securities of other corporations in similar transactions, current political, economic and other factors bearing on securities prices, and the
<Company's> {Company's} financial condition and future prospects; and

          (v) the social, legal and economic effects upon employees, customers, suppliers and others having similar relationships with the Company or The Connecticut Water Company, and the communities in which the Company and The Connecticut Water Company conduct business, including, without limitations, the public interest obligations imposed on The Connecticut Water Company as an operating public utility and the effect or impact of any such transaction on the ability of the Company, any subsidiaries or any successor entity to provide prudent, adequate and effective water supply service to the areas served by The Connecticut Water Company.

     In connection with such evaluation, the Board of Directors may conduct such investigations and engage in such legal proceedings as the Board of Directors may determine.

     (e) Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law or this Restated Certificate of Incorporation, the affirmative vote of the holders of at least 80 percent of the combined voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal this Article Fifth.

     SIXTH<: That the amount of paid in capital with which this corporation shall commence business is One Thousand Dollars ($1,000).

SEVENTH: That the duration of this corporation is unlimited.

EIGHTH>: The personal liability of any person who is or was a <Director> {director} of the Company to the Company or its stockholders for monetary damages for breach of duty as a <Director> {director} is hereby limited to the amount of the compensation received by the <Director> {director} for serving the Company during the year or years in which the violation occurred so long as such breach did not <(a)>{(i)} involve a knowing and culpable violation of law by the <Director, (b)> {director, (ii)} enable the <Director> {director} or an associate, as defined in <subdivision (3) of> Section 33-<374(d)> {840} of the Connecticut General Statutes, to receive an improper personal economic gain, {(iii)} show a lack of good faith and a conscious disregard for the duty of the <Director> {director} to the Company under circumstances in which the <Director> {director} was aware that his or her conduct or omission created an unjustifiable risk of serious injury to the Company, <(d)>{(iv)} constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the
<Director's> {director's} duty to the Company, or <(e)>{(v)} create liability under Section 33-<321> {757} of the Connecticut General Statutes. Any lawful repeal or modification of this provision of the Amended and Restated Certificate of Incorporation of the Company by the stockholders and the Board of Directors of the Company shall not adversely affect any right or protection of a person who is or was a <Director> {director} of the Company existing at or prior to the time of such repeal or modification.

     {SEVENTH: (a) The Company shall, to the fullest extent permitted by law, indemnify its directors from and against any and all of the liabilities, expenses and other matters referred to in or covered by the Connecticut Business Corporation Act. In furtherance and not in limitation thereof, the Company shall indemnify each director for liability, as defined in subsection (5) of Section 33-770 of the Connecticut General Statutes, to any person for any action taken, or any failure to take any action, as a director, except liability that (i) involved a knowing and culpable violation of law by the director, (ii) enabled the director or an associate, as defined in Section 33-840 of the Connecticut General Statutes, to receive an improper personal economic gain, (iii) showed a lack of good faith and a conscious disregard for the duty of the director to the Company under circumstances in which the director was aware that his or her conduct or omission created an unjustifiable risk of serious injury to the Company, (iv) constituted a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the Company, or (v) created liability under Section 33-757 of the Connecticut General Statutes; provided that nothing in this sentence shall affect the indemnification of or advance of expenses to a director for any liability stemming from acts or omissions occurring prior to the effective date of this Article SEVENTH.

     The Company shall indemnify each officer of the Company who is not a director, or who is a director but is made a party to a proceeding in his or her capacity solely as an officer, to the same extent as the Company is permitted to provide the same to a director, and may indemnify such persons to the extent permitted by Section 33-776 of the Connecticut General Statutes.

     The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (b) Expenses incurred by a director or officer of the Company in defending a civil or criminal action, suit or proceeding shall be paid for or reimbursed by the Company to the fullest extent permitted by law in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall be ultimately determined that such director or officer is not entitled to be indemnified by the Company.

     (c) The Company may indemnify and pay for or reimburse the expenses of employees and agents not otherwise entitled to indemnification pursuant to this Article Seventh on such terms and conditions as may be established by the Board of Directors.

     (d) No amendment to or repeal of this Article Seventh shall apply to or have any effect on the indemnification of any director, officer, employee or agent of the Company for or with respect to any acts or omissions of such director, officer, employee or agent occurring prior to such amendment or repeal, nor shall any such amendment or repeal apply to or have any effect on the obligations of the Company to pay for or reimburse in advance expenses incurred by a director, officer, employee or agent of the Company in defending any action, suit or proceeding arising out of or with respect to any acts or omissions occurring prior to such amendment or repeal.

     EIGHTH:   Reference in this Amended and Restated Certificate of
Incorporation to a provision of the General Statutes of Connecticut or any provision of Connecticut law set forth in such Statutes is to such provision of the General Statutes of Connecticut, Revision of 1958, as amended, or the corresponding provision(s) of any subsequent Connecticut
law.   Reference in this Amended and Restated Certificate of Incorporation to a provision of the Connecticut Business Corporation Act is to such provision of the codification in the Connecticut General Statutes of the Connecticut Business Corporation Act, as amended, or the corresponding provision(s) of any subsequent Connecticut law.}